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                                                                    EXHIBIT 99.1

[QLT INC. LETTERHEAD]

news release


           QLT STREAMLINES WORKFORCE AND REFOCUSES ON KEY DEVELOPMENT
            ACTIVITIES TO ENSURE CONTINUED PROFITABILITY AND GROWTH

For Immediate Release                                          November 21, 2002

Vancouver, Canada -- QLT Inc. (NASDAQ: QLTI; TSX: QLT) today announced a reduction of its workforce to reduce operating expenses and concentrate its resources on key product development programs and business initiatives. The Company has reduced its overall headcount by 65 people or approximately 18%. QLT will provide its employees affected by the workforce reduction with severance and human resources support to assist with outplacement.

"Although we regret losing members of the QLT team, we are ensuring that our labor needs are aligned with our current and future plans which are focused on developing the projects in our pipeline. We are committed to fully funding our development pipeline as those projects reach and achieve the critical milestones that will move them into final stages of clinical development," said Paul Hastings, chief executive officer and president. "The reduction in labor and operational expenses announced today is intended to better position the Company to continue in its position of strength, the development and expansion of our commercial product Visudyne(R) and our promising pipeline while at the same time meeting our objective of significant and sustainable earnings growth."

A restructuring charge of approximately $4.5 million (CDN) will be recorded in the fourth quarter. The restructuring initiative is expected to result in estimated annualized savings of at least $5 million (CDN).

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and immune disorders.

Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, you are invited to visit our web site at www.qltinc.com.

                                     - 30 -

QLT Inc.:                                                Media Contact:
---------                                                --------------
Therese Crozier                                          Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486                Telephone: 604-788-5144
Fax: 604-707-7001

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Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to the anticipated restructuring charge, estimates of QLT's potential annual savings as a result of the reduction in force, opportunities to expand the market for Visudyne(R), progress of QLT's clinical development programs, opportunities for growth beyond the Visudyne franchise and QLT's ability to manage operations and cost structures appropriately. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that the restructuring charge may be more than expected, the risk that future savings as a result of the restructuring may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavourable and have an adverse impact on our financial results, we are dependent on third parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, forthcoming quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.